Exhibit 10.2

LEASE

NORTHBROOK TC EQUITIES LLC

NORTHBROK 134 WEST 93 EQUITIES LLC

NORTHBROOK LEMAD EQUITIES LLC

NORTHBROOK CH EQUITIES LLC

NORTHBROOK CLINTON EQUITIES LLC

NORTHBROOK UK1 EQUITIES LLC

NORTHBROOK LOKEN LLC

NORTHBROOK HS DEVELOPMENT LLC

NORTHBROOK HS RK LLC

NORTHBROOK TEIDIF LLC

AS TENANTS IN COMMON

LANDLORD

and

STRONGBRIDGE U.S., INC.

TENANT

OFFICE REFERENCE PAGE

BUILDING:	900 Northbrook Drive Trevose, PA 19053
LANDLORD:

Northbrook TC Equities, Northbrook 134 West 93 Equities LLC, Northbrook Lemad Equities LLC, Northbrook CH Equities LLC, Northbrook Clinton Equities LLC, Northbrook UK1 Equities LLC, Northbrook Loken LLC, Northbrook HS Development LLC and Northbrook HS RK LLC, Northbrook TEIDIF LLC, as Tenants in Common

LANDLORD’S ADDRESS:	c/o Time Equities Inc. 55 Fifth Avenue, New York, NY 10003
TENANT:	STRONGBRIDGE U.S., INC.
TENANT’S ADDRESS:	900 Northbrook Drive, Suite 200, Trevose, PA 19053
LEASE EXECUTION DATE:	November 21, 2017
PREMISES:	Second Floor Suite 250
USE:	General Office Space
PREMISES RENTABLE AREA:	7,326 RSF on the Second Floor of a 65,825 RSF building
RENT COMMENCEMENT DATE:	The earlier of (1) One Hundred Eighty (180) days from the Commencement Date or (2) upon Substantial Completion of Tenant’s Work.
COMMENCEMENT DATE: TERMINATION DATE:	Upon Execution of this Lease. Five (5) years from Rent Commencement Date.
TERM	Five (5) years from Rent Commencement Date.
ANNUAL RENT:	$20.50/RSF Year 1 with $.50/SF annual increases (see Exhibit “D-1” attached)
FREE RENT:	See Section 3.2
ANNUAL ESCALATION:	$0.50 /SF
MONTHLY INSTALLMENTS OF RENT (PLUS UTILITIES):	$12,515.25
TENANT’S PROPORTIONATE SHARE:	11.13%
BASE YEAR (DIRECT EXPENSES):	Calendar 2018 Base Year
BASE YEAR (TAXES):	Calendar 2018 Base Year
BROKER DUE COMMISSION:	CBRE, Inc. and NAI Geis Realty Group Inc.
ADDITIONAL RENT:	Any sum to be paid pursuant to the provisions of this Lease other than Annual Rent.

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The reference Page information is incorporated into and made part of the Lease.  In the event of any conflict between any Reference Page information and the Lease, the Lease shall control.  This Lease includes Exhibits “A” through “E” all which, are made a part hereof.

LANDLORD:	TENANT:

NORTHBROOK TC EQUITIES LLC	STRONGBRIDGE U.S., INC.
NORTHBROK 134 WEST 93 EQUITIES LLC
NORTHBROOK LEMAD EQUITIES LLC
NORTHBROOK CH EQUITIES LLC
NORTHBROOK CLINTON EQUITIES LLC
NORTHBROOK UK1 EQUITIES LLC
NORTHBROOK LOKEN LLC
NORTHBROOK HS DEVELOPMENT LLC
NORTHBROOK HS RK LLC
NORTHBROOK TEIDIF LLC
As Tenants In Common

By:	By:

Print:	Print:

Title:	Title:

Date:	Date:

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21.	QUIET ENJOYMENT	24

22.	DAMAGE BY FIRE, ETC.	25

23.	EMINENT DOMAIN	26

24.	SALE BY LANDLORD	27

25.	ESTOPPEL CERTIFICATES	27

26.	SURRENDER OF PREMISES	27

27.	NOTICES	28

28.	TAXES PAYABLE BY TENANT	28

29.	LANDLORD DEFAULT	29

30.	DEFINED TERMS AND HEADINGS	29

31.	TENANT'S AUTHORITY	30

32.	COMMISSIONS	30

33.	TIME AND APPLICABLE LAW	30

34.	SUCCESSORS AND ASSIGNS	30

35.	ENTIRE AGREEMENT	30

36.	EXAMINATION NOT OPTION	31

37.	RECORDATION	31

38.	LIMITATION OF LANDLORD'S LIABILITY	31

39.	COMPLIANCE WITH LAWS	31

40.	PARKING	32

41.	DRAFTING OF LEASE	32

42.	INTENTIONALLY DELETED	32

43.	BUILDING CONTAMINANTS	32

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44.	WI-FI ACCESS	32

45.	ALLOWANCE - TENANT PERFORMING WORK	34

46.	EXPANSION PREMISES	38

EXHIBIT A PREMISES
EXHIBIT B INITIAL ALTERATIONS/TENANT’S WORK
EXHIBIT C RULES AND REGULATIONS
EXHIBIT D-1 RENT SCHEDULE
EXHIBIT D-2 RENT SCHEDULE AFTER THE EXPANSION PREMISES COMMENCEMENT DATE
EXHIBIT E EXPANSION PREMISES

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LEASE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, by this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Page.  The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1.   USE AND RESTRICTIONS ON USE.

1.1    The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Notwithstanding anything else contained above, Tenant’s use of the Premises for ordinary office use shall not be in violation of the terms of this Section 1.1.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2        Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any Environmental Laws (collectively "Hazardous Materials") , nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use

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or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.  For purposes of this Lease, "Environmental Laws" shall mean all federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of Hazardous Materials, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances.

2.   TERM.

2.1    The Term of this Lease shall begin on the date ("Commencement Date"), as shown on the Reference Page. Landlord shall tender possession of the Premises, broom clean and vacant and (to the best knowledge of Landlord), free from any Hazardous Materials and otherwise in its as-is condition.

2.2    In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease except that no Rent shall be due in connection with such occupancy until the Rent Commencement Date (as set forth on the Reference Page).  Notwithstanding the above, Additional Rent for electric service shall be due to Landlord as of Tenant’s occupation of the Premises.  Said early possession shall not advance the Rent Commencement Date or the Termination Date.

2.3  Landlord shall have the right to confirm the rentable and usable square footage of the Premises by independent measurement.  For such purpose, the measurement of the Premises shall be in accordance with the method for determining "rentable area" and "usable area" under the Building Owners and Managers Association International, Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1 – 2010).  Following such measurement, if the rentable square footage of the Premises differs from that set forth in the Basic Lease Information, Tenant and Landlord shall amend this Lease to revise the monthly installments of Annual Rent, the Tenant's Proportionate Share and to otherwise reflect such revised rentable area of the Premises.  If Landlord has not, by the date that is sixty (60) days after the Commencement Date, notified Tenant that an adjustment to the rentable area recited in the Basic Lease Information is required, the parties conclusively agree that the rentable area set forth in the Office Reference Page is correct.

3.   RENT.

3.1      Pursuant to the terms set forth on the Reference Page, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term from and after the Rent Commencement Date.

3.2      The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time.  Rent for any period during the Term, which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30)-day month. Said Annual Rent shall be paid to Landlord, without deduction or offset and without notice

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or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.  Provided Tenant is not in default of any of the terms and conditions of this lease beyond any applicable grace or cure period, the first four (4) months of Rent~~,~~ shall be abated.  During this period~~,~~ Tenant shall remain responsible for the payment of all Additional Rent, including electricity.

3.3    Tenant recognizes that late payment of any Annual Rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if Annual Rent or any other sum is not paid within five (5) days after the applicable due date hereunder, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid Annual Rent or other payment. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay Annual Rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said Annual Rent or other payment is unpaid after date due.

4.   RENT ADJUSTMENTS.

4.1  For the purpose of this Article 4, the following terms are defined as follows:

4.1.1    Lease Year: Each calendar year falling partly or wholly within the Term.

4.1.2     Direct Expenses: All direct costs of operation, maintenance, repair and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles (“GAAP”) or other sound accounting principals consistently used by Landlord, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements required to be maintained by Landlord pursuant to Section 11.2 hereof, utility costs, including, but not limited to, the cost of heat, power, steam, gas, and waste disposal; the cost of janitorial services; the cost of security and alarm services; window cleaning costs; labor costs; costs and expenses of managing the Building including management fees in an amount not to exceed 5% per annum; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries of Landlord employees or agents directly engaged in the operation, maintenance, repair or management of the Building, and employee benefits and reasonable payroll taxes with regard to such Landlord employees; accounting and legal fees; any sales, use or service taxes incurred in connection therewith.  Direct Expenses for any year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Direct Expenses that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.  Direct

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Expenses shall not include any of the following:  capital expenditures not permitted herein; legal fees for enforcing rights under other tenant leases in the Building or in defense of Landlord’s title to the Building; depreciation or amortization of the Building or equipment in the Building except as expressly provided herein; loan principal or interest payments or rental payments on any ground or other underlying leases; costs of alterations of tenants' premises; leasing commissions, interest expenses on long-term borrowings; advertising and marketing costs; management salaries for executive personnel other than personnel directly engaged in the operation, maintenance, repair or management of the Building; interest or penalty charges incurred by Landlord due to the failure to timely pay obligations of Landlord (even if such obligation is reimbursed through Direct Expenses); the costs of Landlord’s compliance with any Environmental Laws or the removal or abatement of any Hazardous Materials from the Premises or the Building (unless such costs arise out of the acts of Tenant during the Term); expenses for repair or other work occasioned by fire or other casualty which is covered under the casualty insurance policy described in Section 11.2 hereof; expenses for the replacement of any items covered by a manufacturer’s or seller’s warranty; costs of repair to the Premises necessitated by Landlord’s gross negligence or willful misconduct, or of correcting any latent defects or original design defects in the construction of the Building or the materials and equipment used therefor; reserves; salaries of employees of Landlord above the grade of Building manager and/or employees of Landlord whose time is not substantially spent in the management and operation of the Building; new artwork installed in the Building the cost of which exceeds $10,000 in the aggregate; charges for utility services separately metered to particular tenants in the Building; and fees and charges not reasonable and competitive with fees charged by unaffiliated entities for the performance of such services of comparable quality in comparable buildings in the area.  In addition, Landlord shall be entitled to amortize and include as an Additional Rental adjustment: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses, as may be determined in accordance with GAAP or other applicable sound accounting or administrative practices; (ii) fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed.  All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by Chase Bank.

4.1.3     Taxes: Tenant agrees to pay Tenant’s Proportionate Share of any and all increases in Taxes, as defined below, assessed and levied against the Building and the land appurtenant thereto above the taxes paid for the Base Year as well as any special assessment(s) imposed upon the Premises for any purpose whatsoever during the term, whether the increase in taxation results from a higher tax rate or an increase in the assessed valuation of the Premises, or both.   Taxes shall be defined as real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting

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or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or corporate net income tax or gross receipts or similar tax, any tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any late charges, fines or penalties incurred by Landlord with respect to the failure to pay any of the foregoing taxes in a timely manner.

4.2    If in any Lease Year, Tenant's Proportionate Share of Direct Expenses exceeds the Direct Expense Base Year as set forth in the Reference Page above, respectively, Tenant shall pay such excess as Additional Rent for such Lease Year as provided in Section 4.5 below.

4.3    The annual determination of Direct Expenses shall be made by Landlord and if certified by a public accountants selected by Landlord shall be binding upon Landlord and Tenant, subject to the provisions of Section 4.7 below. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing GAAP and other applicable sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such Lease Year.

4.4    Prior to the commencement date of any Lease Year other than the first Lease Year hereunder, Landlord shall estimate Tenant's liability for Direct Expenses and/or Taxes under Section 4.2, Article 6 and Article 29 (“Tenant’s Estimated Share”) for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate at least fifteen (15) days prior to the commencement date of such Lease Year.  Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, Tenant’s Estimated Share with respect to such Lease Year as Additional Rent in equal monthly installments of 1/12 of such estimate, through and until the end of such Lease Year.  Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect through and until the end of the applicable Lease Year, and thereafter shall be subject to adjustment as provided in Section 4.5 below.

4.5    Within one hundred eighty (180) days after the expiration of each Lease Year in which Tenant paid its Estimated Share as provided in Section 4.4 above, Landlord shall communicate to Tenant in writing the actual determination of Tenant's liability for Direct Expenses and/or Taxes with regard to such Lease Year , in which instance the parties shall proceed as follows:

4.5.1     If the total Tenant’s Estimated Share paid for such applicable Lease Year is less than the actual amount of Tenant's liability for Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as Additional Rent in one lump sum within thirty (30) days of the later of Tenant’s receipt of Landlord's bill therefor or the conclusion of Tenant’s audit proceedings with respect thereto pursuant to Section 4.7 below; or

4.5.2     If the total Tenant’s Estimated Share paid for such applicable Lease Year is

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more than the actual amount of Tenant's liability for Direct Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4.  Tenant shall not be entitled to a credit by reason of actual Direct Expenses and/or Taxes in any Lease Year being less than the Base Year.

4.6    If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

4.7    Landlord shall keep accurate records showing in detail all Additional Rent charges provided for in this Lease for the duration of the Term.  Tenant has the right, exercisable no more than once each Lease Year on not less than forty-five (45) days’ prior written notice and at a time reasonably acceptable to Landlord, to cause an audit to be performed of Landlord's operations and/or books and records pertaining to the Direct Expenses and Taxes for the preceding Lease Year.  In the event that (i) such audit determines that Tenant’s Estimated Share exceeds the actual amount of Tenant’s liability for Direct Expenses and/or Taxes by more than five percent (5%) for such prior Lease Year and (ii) provided no Event of Default is continuing at such time, then Landlord will reimburse Tenant for the costs of such audit and verification incurred by Tenant within thirty (30) days after demand therefor by Tenant accompanied by Tenant's reasonably detailed verification of such overcharges and paid invoices; provided, however, that Tenant shall not use a contingent fee auditor and if Tenant does, then to the extent Landlord shall be obligated hereunder to reimburse Tenant for the costs of such audit, Landlord shall pay the commercially reasonable hourly rate.

5.   SECURITY DEPOSIT.

Tenant shall not be required to provide any security deposit to Landlord in connection with this Lease.

6.   ALTERATIONS.

6.1    Except for those alterations specifically provided for in Exhibit “B” to this Lease or as provided in Section 6.5 below, Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.  To the extent that Landlord’s consent is required pursuant to this Section 6.1, Landlord shall communicate the same in writing to Tenant within thirty (30) days after application therefor and the provision of any and all required plans or specifications to Landlord (and any failure by Landlord to respond to such request within such 30-day period shall be deemed to be an approval of such alterations).

6.2   In the event Landlord’s consent is required pursuant to Section 6.1 above and Landlord affirmatively consents to the making of any such alteration, addition or improvement by

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Tenant, the same shall be made using a contractor reasonably acceptable to Landlord (“Landlord’s Contractor”) (unless Landlord agrees in writing otherwise) at Tenant's sole cost and expense.  Any other alterations, additions or improvements by Tenant shall be made using a contractor selected by Tenant in its sole discretion.  If Landlord enters into any contract or agreement during the Term restricting the use of non-union labor or suppliers in connection with any construction or alterations in or to the Building, Landlord shall promptly notify Tenant in writing of the same.  Thereafter, if Tenant shall employ any contractor and such contractor or any subcontractor thereof shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs directly suffered by Landlord as a result of any dispute with any labor unions employed at the Building concerning the wage, hours, terms or conditions of the employment of any such labor resulting from Tenant’s direct or indirect employment of such non-union labor or supplier at the Building.

6.3      All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide any additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, reasonable and customary waivers of lien, and if such alteration, addition or improvement is in excess of $100,000 in the aggregate, reasonable and customary surety company performance bonds as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens.  Tenant shall as Additional Rent pay in addition to any sums due pursuant to Article 4, any increase in Taxes attributable directly to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable, at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

6.4      All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord communicates to Tenant within thirty (30) days after the installation of such alterations, additions or improvements, that the same must be removed from the Premises upon the expiration or sooner termination of this Lease.  If Landlord provides the foregoing notice to Tenant, Tenant shall upon the expiration or sooner termination of this Lease, at Tenant's sole cost and expense, remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.

6.5       Notwithstanding anything to the contrary set forth in Section 6.1 above, Tenant shall have the right, without the consent of Landlord, to make alterations to the Premises which (i) are non-structural; (ii) which do not otherwise affect the structural integrity of the Premises, the Building, or Building utility services or plumbing and electrical lines; and (iii) cost less than $30,000 in the aggregate during the Term.

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7.   REPAIR.

7.1   It is the Landlord’s responsibility to maintain and repair common areas, mechanical systems in the Building (including those serving the Premises) and public portions of the Building, interior and exterior, in good order and condition, reasonable wear and tear excepted.  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit “B” attached hereto and made a part hereof and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, including portions of such systems that may be located within the Premises. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except for the presence of any Hazardous Materials in the Premises. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2   Tenant shall, at all times during the Term, keep the Premises in good condition and repair, excepting reasonable wear and tear and damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, except for any violations or nuisances resulting from any acts or omissions of Landlord or its agents or the presence of Hazardous Materials in the Premises.

7.3   Except as provide in Article 13 below, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4   Except as provided in Article 22 below, there shall be no abatement of Annual Rent or Additional Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.

8.    LIENS.

Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with a bond or other customary insurance against the same in a customary amount, Landlord shall have the right to cause the same to be released by any customary means, including payment of the claim giving rise to such lien.  All actual such sums paid by Landlord and all reasonable expenses incurred by it in connection

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therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand.

9.   ASSIGNMENT AND SUBLETTING.

9.1       Except as otherwise provided in this Article 9, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises.  In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other or relevant financial information of the proposed subtenant or assignee, to the extent disclosure of such financial reports or other information is not prohibited by the terms of such proposed sublease or assignment.

9.2      Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Annual Rent and Additional Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an Event of Default (hereinafter defined), if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

9.3    In addition to Landlord's right to approve of any subtenant or assignee as provided in Section 9.1 above, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section 9.3, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section 9.3 only a portion of the Premises, the Annual Rent and the Additional Rent to be paid from time to time during the Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of

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Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4    In the event that Tenant sells, sublets, assigns or transfers this Lease except as provided in Section 9.7 hereof, Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section 9.4, "Increased Rent" shall mean the excess of the sum of (x) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (y) the Annual Rent and Additional Rent otherwise payable by Tenant under this Lease at such time, less (z) all reasonable costs incurred by Tenant to obtain such sublease or assignment.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith, unless prohibited by law.

9.5   Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any Event of Default hereunder, or if the proposed assignee or sub-lessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is already an occupant of the Building; (c) is a governmental agency; ~~;~~  or (d) would subject the Premises to a use which would: (i) involve a material increase in the number of occupants or degree of wear and tear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building (which exclusive rights shall have been communicated by Landlord to Tenant in advance of Tenant’s request for approval of such proposed sublease or assignment); (iii) require any material addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or (iv) involve a violation of Section 1.2 above.

9.6      Upon any request to assign or sublet which requires Landlord’s consent hereunder, Tenant will pay to Landlord a fee equal to $1,500, which shall serve as reimbursement of Landlord's costs, including attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease.

9.7    Notwithstanding anything else contained in this Article 9, (i) Landlord shall not withhold consent to assignment or sublease based on the financial condition of proposed assignee or sublessee provided that Tenant remains liable under the terms of this Lease for the duration of the Term; and (ii) Landlord’s consent shall not be required (and no fee shall be payable pursuant to Section 9.6 above) with respect to any proposed sublease or assignment of the Lease to an entity Controlled, in Control of or under common Control with Tenant or to any successor to Tenant by means of merger, consolidation or other similar transaction or any entity purchasing all or substantially all of the equity interests or assets of Tenant.  For purposes of this Lease, the term “Control” or variations thereof shall mean the direct or indirect ownership of more than fifty

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percent (50%) of the issued and outstanding voting equity interests of an entity.

10.   INDEMNIFICATION.

10.1     Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage: (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

10.2     Landlord shall protect, indemnify and hold Tenant and its directors, managers, officers, employees, agents, invitees and licensees (each, a “Tenant Entity”) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Tenant Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual act, neglect, fault, or omission by or of any Landlord Entity to meet any standards imposed by any duty with respect to the injury or damage or : or (b) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease.

10.3     The provisions of this Article 10 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.   INSURANCE.

11.1     During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

11.1.1 Commercial Insurance.  Tenant shall maintain commercial general liability (CGL) and, if necessary, commercial umbrella insurance, with a limit of not less than $1,000,000 each occurrence. If such CGL insurance contains a general aggregate limit, it shall apply separately to this location.

11.1.1.1.    CGL insurance shall be written on ISO occurrence form CG 00 01 12 07, or a substitute form providing coverage at least as broad, and shall

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cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

11.1.1.2.    Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord shall be included as additional insureds under the CGL, using ISO additional insured endorsement CG 20 11 or a substitute providing coverage at least as broad, and under the commercial umbrella, if any. Tenant’s insurance shall apply on a primary and noncontributory basis with respect to any other insurance or self-insurance programs afforded to Landlord. There shall be no endorsement or modification of the CGL to make it excess over other available insurance; alternatively, if the CGL states that it is excess or pro rata, the policy shall be endorsed to be primary and noncontributory with respect to the additional insureds.

11.1.2  Commercial Property Insurance.  Tenant shall maintain commercial property insurance covering Tenant's property and improvements (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 6 above), and other personal property (including property of others), in the Premises.

11.1.2.1 Commercial property insurance shall, at minimum, cover the perils insured under the ISO special causes of loss form (CP 10 30).

11.1.2.2 Commercial property insurance shall cover the replacement cost of the property insured.

11.1.2.3 The amount insured shall equal the full estimated replacement cost of the property insured.

11.1.2.4 Any coinsurance requirement in the policy shall be eliminated through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the particular policy form.

11.1.2.5 Tenant shall purchase business interruption coverage with a limit not less than an amount equal to one (1) year  of Annual Rent hereunder as part of this commercial property insurance, and in no event shall Landlord be liable for any business interruption or other consequential loss sustained by Tenant, whether or not it is insured, even if such loss is caused by negligence of Landlord, its employees, officers, directors, or agents.

11.1.3  Worker's Compensation Insurance.  Tenant shall maintain worker's compensation insurance in amounts required by applicable law. Tenant shall maintain employer’s liability insurance with limits not less than $1,000,000 each accident for bodily

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injury by accident and $1,000,000 each employee for bodily injury by disease. The limit requirements can be satisfied through the combination of primary employer’s liability and umbrella liability coverage.

11.1.4  Automobile Liability Insurance.  If Tenant parks fleet vehicles at the Premises on a routine basis during the Term, Tenant shall maintain  automobile liability with a limit of not less than $1,000,000 each loss.

11.1.4.1 Such insurance shall cover liability arising out of any auto (including owned, hired, and non-owned autos), except that if Tenant does not own any autos, such insurance may cover only hired and non-owned autos at any time as Tenant continues not to own any autos.

11.1.4.2 Coverage shall be written on ISO form CA 00 01 10 13 or a substitute form providing coverage at least as broad.

11.1.5  Umbrella Liability Insurance.  Tenant shall maintain commercial umbrella liability insurance, with a limit of not less than $1,000,000 each loss.  Coverage shall be written on ISO form CA 00 01 10 13 or a substitute form providing coverage at least as broad

All insurance required to be carried by Tenant hereunder shall be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A IX or better, and Tenant  will endeavor to provide no less than thirty (30) days' prior written notice to Landlord of any material change, cancellation, or lapse in the aforementioned coverage.  On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages (including all required endorsements), and that with the exception of Worker's Compensation insurance, such insurance is primary and non-contributory.  If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance, Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all endorsements, evidencing the coverages required hereunder.  Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types. By requiring insurance herein, Landlord does not represent that the coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this Lease. If Tenant’s policies do not contain the standard ISO separation of insureds provision, or a substantially similar clause, they shall be endorsed to provide cross-liability coverage. There shall be no provisions that limit Landlord’s ability to pursue a claim against Tenant.

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11.2     Landlord's Insurance.  During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

11.2.1 Commercial General and Umbrella Liability Insurance.  Landlord shall maintain commercial general liability (CGL) and, if necessary, commercial umbrella insurance, with a limit of not less than $1,000,000 each occurrence. If such CGL insurance contains a general aggregate limit, it shall apply separately to this location.
CGL insurance shall be written on ISO occurrence form CG 00 01 12 07, or a substitute form providing coverage at least as broad, and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

11.2.2 Commercial Property Insurance.  Landlord shall maintain commercial property insurance covering the Building, including, without limitation, any improvements, if any, made pursuant to Section 6 above, but excluding Tenant's personal property and any other items required to be insured by Tenant pursuant to Section 11.1 above.

11.2.2.2 Commercial property insurance shall, at minimum, cover the perils insured under the ISO special causes of loss form (CP 10 30).

11.2.2.3 Commercial property insurance shall cover the replacement cost of the property insured on  an all-risk basis.

11.2.2.4 The amount insured shall equal the full estimated replacement cost of the property insured.

12.    WAIVER OF SUBROGATION.

Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) shall have no liability to one another, or to any insurer, by way of subrogation or otherwise, on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties pursuant to this Lease.  The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall permit waivers of subrogation which the insurer way have against the non-insuring party. In the event the policy or policies do not allow waiver of subrogation prior to loss, either Landlord or Tenant shall deliver to the other party a waiver of subrogation endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord or Tenant, as applicable.

13.  SERVICES AND UTILITIES.

13.1  Provided Tenant shall not be in default under this Lease, and subject to the other

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provisions of this Lease, Landlord agrees to furnish to the Premises during ordinary business hours (8:00AM to 6:00PM) on generally recognized business days (but exclusive in any event of Sundays and legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time:  (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord's judgment for the use and occupation of the Premises; (c) cleaning and janitorial service; (d) elevator service by non-attended automatic elevators; (e) such window washing as may from in time to time in Landlord's judgment be reasonably required; and, (f) equipment to bring to Tenant's meter, electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as Additional Rent, for all electricity used by Tenant in the Premises and Tenant shall pay as Additional Rent, for Tenant’s Proportionate Share of electricity used in the operation, maintenance, repair and management of the Building, including all common areas.  The charge shall be at the rates charged for such services by the local public utility. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.  Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord's failure to furnish any of the foregoing; provided, however, in the event that (i) any heat, air conditioning, electric, water, or sewer (the “Primary Utilities”) are not available for use by the Tenant at the Premises for a period of five (5) consecutive days, and the cause of such non availability is due to something in Landlord’s control, or (ii) if the Building is not available for use for a period of five (5) consecutive days due to the violation or alleged violation of any Environmental Laws, then Tenant shall have the right thereafter to abate rent on a per diem basis for each day that any of the Primary Utilities or the Building are not available for use by the Tenant.

13.2     Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay to  Landlord as Additional Rent such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord's actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service.  As of the date of this Lease, the after-hours charge for HVAC is $40 per hour.  This charge is subject to change during the term of the Lease.

13.3     Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord upon demand as such Additional Rent.

13.4     Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 200 watts or 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or

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water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant as Additional Rent.  Tenant agrees to pay as Additional Rent to Landlord promptly upon demand therefor, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

13.5     Tenant reserves the right, at Tenant’s sole cost and expense, to install a generator at the Building, upon written approval of Landlord, and subject to all local codes and regulations, and Tenant.  Tenant shall pay for all costs associated with the installation, maintenance, and repair of such generator, and the associated pad and enclosure required to be installed. The specific location of the generator, and the plans and specifications for such equipment and its installation, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall have access to the generator pursuant to the Building’s Rules and Regulations provided Tenant supplies Landlord with forty-eight (48) hours prior notice.  Upon vacating the Premises, at Landlord’s sole discretion, Tenant shall remove the generator installed pursuant to this Section and shall restore the Building or the area where the generator is constructed, to substantially its condition prior to installation of the generator described herein, reasonable wear and tear and casualty damage excepted.  With Landlord’s approval as to location and manner of installation, which shall not be unreasonably withheld, conditioned, or delayed, Tenant shall be entitled to install, connect, run, and maintain connections to the generator, and other wiring within the Building which shall be reasonably located so as not materially to interfere with other tenants.

14.       HOLDING OVER.

Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be 125% of the amount of the Annual Rent for the last month prior to the date of such termination plus all Rent Adjustments under Article 4 for the first thirty (30) days after the Expiration Date or early termination of the Lease and 150% of the amount of the Annual Rent for the last month prior to the date of such termination plus all Rent Adjustments under Article 4 thereafter.

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15. SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, provided such instruments contain language reasonable acceptable to Tenant. Notwithstanding anything contained in the Lease to the contrary, Landlord shall obtain a subordination, non-disturbance and attornment agreement (“SNDA”) to the benefit of Tenant from the holder of any current or future mortgage or lessor under any ground lease with respect to the Building (a “Lender”), using the specific Lender’s SNDA form together with such modifications as may be reasonably agreed upon by Tenant and Lender. To the extent that any such mortgage or ground lease exists as of the Commencement Date, Landlord shall use commercially reasonable efforts to secure such SNDA.  With respect to any future mortgage or ground lease with respect to the Building, Landlord shall secure such SNDA with respect to the same simultaneously with Landlord’s execution and delivery of such mortgage or ground lease to Lender.

16. RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit “C” attached to and made a part of this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1    Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, and with twenty-four (24) hour advance notice, except in the case of an emergency where no notice is required, to show said Premises to prospective purchasers, mortgagees or, within the last twelve (12) calendar month of the Lease Term), to prospective tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Annual Rent or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

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17.2    Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building (provided that such changes do not materially interfere with any Tenant Entity’s access to and from the Premises) and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.

17.3    For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord elects and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as Additional Rent upon demand.

18. DEFAULT.

18.1     Otherwise provided in Article 20, the following events shall be deemed to be Events of Default (“Events of Default”) under this Lease:

18.1.1  Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as Additional Rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as Additional Rent under this Lease, and such failure shall continue for a period of five business days after written notice that such payment was not made when due, but if any such notice shall be given, for two or more times in a twelve (12) month period commencing with the date of such notice, the failure to pay within five business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during the remainder of such period shall be an Event of Default, without notice.

18.1.2  Tenant shall fail to comply with any non-monetary term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days after written notice of such failure to Tenant; provided, however, if such default cannot reasonably be cured within such thirty (30) day period, Tenant shall not be in default if Tenant promptly commences the cure of such default and diligently pursues such cure to completion within a reasonable time thereafter not to exceed one hundred twenty (120) days total.

18.1.3  Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any

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insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.4  A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

18.1.5     Tenant fails to deliver any estoppel certificate requested by Landlord within the period described in Article25, which failure continues for five (5) days after written notice of such failure from Landlord.

18.1.6     Tenant violates the restrictions on Transfer set forth in Article 9, which failure continues for thirty (30) days after written notice of such failure from Landlord.

19.  REMEDIES.

19.1    Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1  Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

19.1.2  Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3  Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Annual Rent, including any amounts treated as Additional Rent under this Lease, and other sums due and payable by Tenant on the date of

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termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of (a) then present value of the Annual Rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as Additional Rent under this Lease and all other sums provided in this Lease to be paid by Tenant, discounted to the present value thereof at a rate equal to the Prime Rate established from time to time by Chase Bank or any successor thereto minus the fair rental value of the Premises for such residue; and (b) the actual reasonable cost incurred by Landlord of performing any other covenants of Tenant hereunder which remained unperformed by Tenant as of the date of such termination.

19.1.4     Upon any termination of Tenant's right to possession only without termination of the Lease:

19.1.4.1     Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the Annual Rent, including any amounts treated as Additional Rent, under this Lease for the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the Annual Rent, including any amounts treated as Additional Rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2     Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its reasonable discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises).  In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord reasonably deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. Landlord shall use commercially reasonable efforts to mitigate its damages arising out such Event of Default by reletting the Premises in a commercially reasonable manner; provided, that Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

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19.1.4.3     Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all Annual Rent, including any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due.  Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

19.2  Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom.  If Tenant shall have vacated the Premises, Landlord may at Landlord's option re-enter the Premises at any time during the last six months of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the Annual Rent and Additional Rent otherwise to be paid by Tenant under this Lease.

19.3 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's attorney's fees so incurred. Tenant expressly waives any right to: (a) trial by jury; and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

19.4    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.5    No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

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Landlord's acceptance of the payment of Annual Rent or Additional Rent or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

19.6    Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within sixty (60) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.7    Confession of Judgment for Possession of Real Property. Upon the occurrence of an Event of Default hereunder, or upon the expiration of the Term of this Lease, whether the ~~initial~~ stated term or the earlier termination or surrender hereof, as provided in this Lease, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as   well as for all persons claiming through, by, or under Tenant, and to, by complaint or in ejectment of Tenant and all persons claiming through, by or under Tenant and  for which a copy of the Lease, verified by affidavit, shall be sufficient warrant, whereupon, if Landlord so desires, a writ of possession or other appropriate writ under the rules of civil procedure then in effect may issue forthwith, without any prior writ or proceedings. Whether this Lease is terminated or not and possession of the Premises remains in, or is restored to Lessee, Landlord shall have the right for the same Event of Default and upon any subsequent Event(s) of Default, or upon the termination of this Lease, to bring one or more further actions to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as provided in this Section 19.7.

19.7.1 Tenant’s Acknowledgment and Understanding of Confession of Judgment. TENANT HEREBY ACKNOWLEDGES THAT TENANT HAS HAD THE OPPORTUNITY TO SEEK THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS LEASE AND IF COUNSEL WAS CONSULTED, TENANT FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO TENANT BY SUCH COUNSEL.  TENANT UNDERSTANDS AND AGREES THAT THIS LEASE CONTAINS PROVISIONS BY WHICH LANDLORD MAY ENTER JUDGMENT BY CONFESSION AGAINST TENANT.  TENANT UNDERSTANDS THAT, WITHOUT THESE PROVISIONS, TENANT WOULD RECEIVE PRIOR NOTICE IN ADDITION TO THE NOTICE SET FORTH HEREIN IN CONNECTION WITH AN EVENT OF DEFAULT AND A HEARING OF ANY CLAIMS BY LANDLORD BEFORE A JUDGMENT COULD BE ENTERED.  HOWEVER, TENANT HEREBY FREELY,

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KNOWINGLY, INTELLIGENTLY WAIVES THESE RIGHTS AND CONSENTS TO LANDLORD’S ENTERING JUDGMENT AGAINST TENANT BY CONFESSION PURSUANT TO THE TERMS OF THE LEASE. TENANT ALSO UNDERSTANDS THAT UPON THE ENTRY OF JUDGMENT, LANDLORD MAY DIRECT THE SHERIFF TO PUT THE TENANT OUT OF POSSESSION OF THE PREMISES. TENANT, FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THE RIGHT TO NOTICE AND HEARING BEFORE LANDLORD MAY RETAKE POSSESSION OF THE  PREMISES PURSUANT TO A CONFESSED JUDGMENT AND AGREES THAT LANDLORD MAY RETAKE POSSESSION OF THE PREMISES AND MAY DIRECT THE SHERIFF TO DO SO, IMMEDIATELY UPON ENTRY OF JUDGMENT.  TENANT CERTIFIES THAT TENANT’S ANNUAL INCOME EXCEEDS $10,000.00 AND THAT THIS IS A COMMERCIAL TRANSACTION.

Tenant’s Initials and Date

19.7.2  Landlord’s Assignee’s Right to Confess Judgment. The right to enter judgment against Tenant by confession and to enforce all of the other provisions of this Lease herein provided for may at the option of any assignee of this Lease, be exercised by any assignee of the Landlord’s right, title and interest in this Lease in his, her or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding. In the event that this Lease is amended (including but not limited to an amendment extending the Term of this Lease and/or expanding the Premises), the right to enter judgment by confession against Tenant for monetary damages and in ejectment shall remain in full force and effect.

19.7.3  All remedies hereinbefore given to Landlord and all rights and remedies otherwise given to it by law and equity shall be cumulative and concurrent.  No termination of this Lease or the taking or recovery of the Premises shall deprive Landlord of any of its remedies or actions against Tenant for Minimum Rent and Additional Rent, nor shall the bringing of any action for Minimum Rent and Additional Rent be construed as a waiver of the right to obtain possession of the Premises.

19.7.4  In any action for Rent or other charges payable hereunder, Landlord shall cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment and, if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient proof) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any law, rule of court, custom or practice to the contrary notwithstanding.  Tenant releases to Landlord, and to any and all attorneys who may appear for Tenant, all errors in any proceedings taken by Landlord, whether by virtue of the powers of attorney contained in this Lease or not, and all liability therefor. Tenant expressly waives the benefits of all laws, not or hereafter in force, exempting any goods within the Premises or elsewhere from restraint, levy or sale.

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20.   TENANT'S BANKRUPTCY OR INSOLVENCY.

20.1    If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

20.1.1    Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law.  Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1     Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2     Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Annual Rent or Additional Rent an amount equal to the larger of: (a) three months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

20.1.1.3     The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4     Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned

21. QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the Annual Rent and Additional Rent and  performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and

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enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.   DAMAGE BY FIRE, ETC.

22.1     In the event the Premises or the Building are damaged by fire or other cause, Landlord shall notify Tenant in writing within thirty (30) days after the occurrence of such casualty whether, in Landlord's reasonable estimation, such damage can be materially restored within one hundred eighty (180) day from the receipt of insurance proceeds. If Landlord determines that such damages can be repaired within such  180 day period, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in Annual Rent and Additional Rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

22.2     If Tenant’s notice provided within 30 days of the casualty pursuant to Section 22.1 above states that the applicable repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (180) days from the receipt of insurance proceeds, or if the casualty occurs within the last twelve (12) months of the Term, Landlord and Tenant (unless an Event of Default is existing or if Tenant caused the applicable damage) shall each have the option of giving the other, at any time within thirty (30) days after such damage, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term and all obligations of Tenant hereunder shall terminate. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then provided that Landlord’s mortgagee consents to such restoration or repair, Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the Annual Rent and Additional Rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3    Landlord shall not be required to repair or replace any damage or loss by or from fire other cause to any panels, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other personal property or improvements installed on the Premises or belonging to Tenant.  Any insurance that may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4    In the event that the Landlord should fail to complete such repairs and material restoration within ninety (90) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant (Tenant shall have no right of cancellation if an Event of Default exists

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and if Tenant caused the damage) may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed; provided further, that no such delay shall be permitted on account of general economic conditions.

22.5     Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant (Tenant shall have no right of cancellation if Tenant is in default of any of the provisions of this Lease beyond any applicable grace or cure period and if Tenant caused the damage) shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days' after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement' is' made by any such holder, whereupon this Lease shall end on the date of such damage as, if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6    In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the personal property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN.

If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right (Tenant shall have no right to terminate the Lease if Tenant is in default of any of the terms and conditions of this Lease beyond any applicable grace or cure period), at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the Annual Rent and Additional Rent thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights

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of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof and such taking materially affects Tenant’s use of or access to the Premises and the Building, and regardless of whether the Premises or any part thereof are so taken or appropriated, either party shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.   SALE BY LANDLORD.

In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security

25.   ESTOPPEL CERTIFICATES.

Within twenty (20) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the Annual Rent and Additional Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other customary matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.

26. SURRENDER OF PREMISES.

26.1    Tenant shall, at least thirty (30) days before the expiration of the Term, arrange to meet Landlord for a joint inspection of the Premises.  Within ten (10) days after such joint inspection, Landlord and Tenant in good faith will determine Tenant’s responsibility for repairs and restoration, if any, necessary to return the Premises to the condition required by Section 26.2 below.  In the event of Tenant's failure to arrange such joint inspection to be held prior to vacating

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the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

26.2    At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty.  Following the completion of the joint inspection described in Section 26.1 above, Tenant may, and at Landlord's request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal.  Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6 hereof.

26.3      All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant's failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay Annual Rent and Additional Rent pursuant to the provisions of Article 14 until such performance is complete.  Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord as Additional Rent the amount, as agreed upon by Landlord and Tenant following the completion of the joint inspection described in Section 26.1 above, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord.

27.   NOTICES.

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

28.    TAXES PAYABLE BY TENANT.

In addition to Annual Rent and Additional Rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord as Additional Rent, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon or with respect to the possession,

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leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (b) upon Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (c) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay as Additional Rent, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment furniture, fixtures and other personal property of Tenant located in the Premises.

29.       LANDLORD DEFAULT.

If Landlord shall default in the performance of any of its obligations hereunder, or if Landlord shall fail to make any payment which Landlord agrees to make hereunder, then Tenant, without being obligated to and without waiving such default, shall have the following remedies which shall be cumulative and shall be in addition to those remedies which Tenant may have at law or in equity.  If Tenant provides written notice to Landlord (and any mortgagee of which Tenant has been notified) of any default of Landlord hereunder, and Landlord (or such mortgagee) shall fail to cure such default within thirty (30) days following the receipt of such notice (or as soon as possible under all of the circumstances in the event of an emergency), Tenant may perform such obligation, or pay any sums due to any third party, as Landlord's agent; provided, however, if such default cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default if Landlord (or such mortgagee) promptly commences the cure of such default and diligently pursues such cure to completion within a reasonable time thereafter not to exceed one hundred twenty (120) days total.  The full reasonable amount of the costs and expenses incurred by Tenant to perform such obligation or make such payment, together with reasonable attorney's fee incurred by Tenant, shall be paid by Landlord to Tenant within thirty (30) days after presentation of invoices therefor to Landlord; provided, if Landlord fails to pay such amount within such 30-day period, Tenant shall have the right to offset such unpaid amounts against the next installment(s) of Additional Rent due and payable hereunder.

30.    DEFINED TERMS AND HEADINGS.

The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations and each of their respective successors executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the

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Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant's Proportionate Share shown on the Reference Page.

31.    TENANT'S AUTHORITY.

If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution proof of due authorization by partners or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

32.    COMMISSIONS.

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease except as described on the Reference Page.  All commissions payable to the brokers identified on the Reference Page shall be paid by Landlord.

33.    TIME AND APPLICABLE LAW.

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

34.    SUCCESSORS AND ASSIGNS.

Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35.    ENTIRE AGREEMENT.

This Lease, together with its Exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

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36.    EXAMINATION NOT OPTION.

Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises 10 other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

37.    RECORDATION.

Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

38.    LIMITATION OF LANDLORD'S LIABILITY.

Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

39.   COMPLIANCE WITH LAWS

39.1     The Tenant shall keep the Premises in clean and orderly condition, promptly execute and materially comply with all statutes, ordinances, rules, orders, regulations and requirements ("Laws") of the Federal, Provincial and City governments and of any and all their departments, agencies and bureaus or any other governmental authorities (collectively, "Governmental Authorities") applicable to the Premises and with all notices for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Premises during the term of this Lease.  Tenant shall also promptly materially comply with and execute all rules, orders and regulations relating to the Building of the Board of Fire Underwriters or similar or successor agency and all insurance companies writing policies pertaining to the Premises, for the prevention of fires (collectively "Fire Requirements"), at its sole cost and expense.

39.2     If the Tenant shall fail or neglect to timely comply with any of the aforesaid Laws and/or Fire Requirements or if the Tenant shall fail or neglect to make any necessary or required repairs then the Landlord or its agents, without notice in the case of an emergency and in all other cases if such default is not cured within ten (10) days from the date of the giving by Landlord to Tenant of notice of such intention, may, but shall in no event be obligated to, enter the Premises and make said repairs, comply with any or all of said Laws and/or Fire Requirements and perform any such obligation of the Tenant, all at the cost and expense of the Tenant.

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39.3     Tenant shall obtain all approvals, certificates or permits of every kind and nature required in connection with Tenant's use and occupancy of the Premises.

40.    PARKING.

Subject to the requirements and limitations set forth in the in the Building’s Rules and Regulations, and any other provision therein applicable to the parking of vehicles, Landlord shall provide Tenant, throughout the Term, with the non-exclusive use of up to four (4) surface parking spaces per 1,000 rentable square feet of the Premises, which parking spaces shall be located in the general parking area at the Property. (the “Parking Area”).  Landlord hereby also acknowledges and agrees that, in addition to the foregoing non-reserved spaces, Tenant shall have a total of eight (8) reserved covered parking spaces within the Parking Area for Tenant’s employees working at the Premises and the Expansion Premises.

41.       DRAFTING OF LEASE

Notwithstanding anything contained to the contrary contained herein or presumed at law or otherwise, the parties and signatories hereto hereby agree and acknowledge that, for the purposes of the interpretation or construction of this Lease and its riders, etc., neither party/signatory shall be deemed or considered to be the drafter of the Lease, it riders, etc., it being the intention of the parties that any interpretation and/or construction of the same be made by a court of competent jurisdiction without regard to the history of the drafting, or to the drafter(s), of the same.

42.    [INTENTIONALLY DELETED]

43.    BUILDING CONTAMINANTS.

To prevent the contamination, growth, or deposit of any mold, mildew, bacillus, virus, pollen, or other micro-organism (collectively, “Biologicals”) and the deposit, release or circulation of any indoor contaminants including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with  Biologicals, “Contaminants”) that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an “Occupant”), Tenant shall, at Tenant’s sole cost and expense, at all times during the term hereof (1) operate the Premises in such a manner to reasonably prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers, and any other locations where stagnant water or moisture could accumulate, and (2) otherwise operate the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants.

44.    WI-FI ACCESS.

44.1     Tenant shall have the right to install a wireless intranet, Internet, and communications network (also known as “Wi-Fi”) within the Premises for the use of Tenant and

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its employees and [clients/customers] (the “Network”) subject to this clause and all the other clauses of this Lease as are applicable.

44.2     Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Premises.

44.3     Subject to Landlord’s approval, which shall not be unreasonably withheld, and subject to any necessary governmental approval, Tenant shall have the right to place communications dishes, antennae and related equipment (collectively the “Antenna Equipment”) on the roof of the Building for its own use.  Placement of the Antenna Equipment will comply with all applicable city, county, or other jurisdictional zoning ordinances.  There shall be no charge to Tenant during the Lease Term for the placement of Antenna Equipment.  The specific location of the Antenna Equipment, and the plans and specifications for such equipment and its installation, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall have access to the Antenna Equipment pursuant to the Building’s Rules and Regulations provided Tenant supplies Landlord with forty-eight (48) hours prior notice.  Upon vacating the Premises, Tenant shall remove the Antenna Equipment installed pursuant to this Section and shall restore the roof to substantially its condition prior to installation of the Antenna Equipment described herein, reasonable wear and tear and casualty damage excepted.  With Landlord’s approval as to location and manner of installation, which shall not be unreasonably withheld, conditioned, or delayed, Tenant shall be entitled to install, connect, run, and maintain fiber optic conduits, telephone lines, and other wiring within the Building which shall be reasonably located so as not materially to interfere with other tenants.  Tenant shall receive any condemnation award related to the Antenna Equipment installed by Tenant pursuant hereto. Tenant and Landlord operating communications dishes, antennae, or other telecommunications equipment shall (1) operate their equipment within the technical parameters specified by its manufacturer and/or as defined by the FCC, and (2) not use any portion of the Building in any way which causes radio frequency and/or electrical interference with any equipment of another tenant or licensee operated prior in time to the interfering equipment and in accordance with subsection (1) hereof.  In the event of any such interference by Tenant, Tenant shall terminate the interference (as applicable).  In the event the interference is caused by others, Landlord shall use commercially reasonable efforts to cause such interference be terminated.

44.4     Tenant agrees that Tenant’s communications equipment, Antenna Equipment and the communications equipment of Tenant’s service providers and contractors located in or about the  Premises or installed in the Building to service the  Premises including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord,  other tenants, or occupants of the Building or any other party.   In the event that Tenant’s  Communications Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference.  If the interference is not eliminated

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within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing, upon prior notice to and with the approval of Landlord.

44.5     Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to various other tenants and occupants of the Building and to telecommunications service providers.

45.       ALLOWANCE – TENANT PERFORMING WORK.

45.1     Tenant may construction improvements in the Premises after the Commencement Date (“Tenant’s Work”), as conceptually depicted on Exhibit “E” attached hereto.  Landlord shall provide Tenant with a construction allowance equal to $25/RSF (i.e., $183,150 based on 7,326 rentable square feet) (the “Landlord’s Contribution”), to be used by Tenant towards the cost of Tenant’s Work and the purchase and installation of furniture, fixtures and equipment (the “FF&E”) in the Premises.  Landlord shall make disburse the Landlord’s Contribution to the Tenant in the accordance with the following:

45.1.1 Landlord shall make progress payments to Tenant of Landlord’s Contribution on a monthly basis, as hereinafter provided.  Each progress payment shall be equal to 90% of the cost of the Tenant Work incurred and/or the FF&E installed in the Premises (for which no prior requests for payment have been made) for the period for which payment is requested.  Each progress payment shall be made to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s requisition request, together with the required documentation described below, provided such request and documentation are delivered to Landlord by the tenth (10th) day of the month and further provided that all of the following conditions are met at the time each such payment is requested and due:

45.1.1.1           No Event of Default is continuing as of the applicable payment date; and

45.1.1.2           No mechanic’s lien has been filed against Landlord, Tenant, the Premises, or the Building, which lien has not yet been discharged of; and

45.1.1.3           Tenant submits to Landlord all of the following documentation:

45.1.1.1.1  A requisition for payment, provided, however, that Tenant shall submit such requisition for payment no more often than once monthly (and subject to the time constraints set forth above), and each such requisition shall cover services performed and materials supplied (for which no prior requests for payment have been made) for the period(s) preceding the month in which such submission is made; and

45.1.1.1.2  A certification by the architect engaged by Tenant or general contractor for the Tenant’s Work stating that the portion of the Work for which Tenant is applying for payment has been completed in accordance

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with the Plans and Specifications approved by Landlord and, to the architect’s knowledge or general contractor, all applicable laws (or, with respect to any FF&E, that such FF&E has been installed in the Premises); and

45.1.1.1.3  Itemized bills from Tenant’s architects, consultants, contractors, engineers, and suppliers for services performed and materials supplied for those portions of the Tenant’s Work or the FF&E for which Tenant seeks payment and for which Tenant has not previously submitted a requisition (and where Tenant elects to be reimbursed, such bills shall have been marked “paid” by the architect, consultant, contractor, engineer, or supplier); and

45.1.1.1.4  Executed and acknowledged releases of lien in form and substance reasonably satisfactory to Landlord evidencing payment for any prior work or services performed and materials supplied for which Tenant previously applied for payment.

45.1.2  The progress payments shall be made, at Tenant’s option, either to:

45.1.2.1           Tenant’s architects, consultants, contractors, engineers, and suppliers engaged in the performance of the Initial Alterations for whom Tenant requests payment; or

45.1.2.2           Tenant, as reimbursement for the amounts paid by Tenant for such services and/or supplies.

45.1.3  Tenant shall be responsible for all additional costs incurred by Tenant above Landlord’s Contribution for Tenant’s Work and the FF&E.

45.2     The plans and specifications for the Tenant’s Work shown on Exhibit “E” are conceptual in nature and do not constitute final plans.  Prior to the performance of the Tenant Work, Tenant shall submit to Landlord for Landlord's written approval detailed plans and specifications therefor (“Plans and Specifications”), including the list of all contractors and subcontractors, and Tenant shall not proceed with the Tenant’s Work until it obtains Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed and provided to Tenant no later than fifteen (15) days after receipt of all of the applicable Plans and Specifications (Landlord’s failure to provide such approval within such 15-day period being deemed to be an approval thereof).  Tenant may subsequently modify the Plans and Specifications in connection with the performance of the Tenant’s Work without Landlord’s consent, unless such modifications (i) have an estimated cost more than $20,000.00 in the aggregate or (ii) affect the structural integrity of the Building or the utility systems servicing the Building, in which case Tenant shall present such modifications to Landlord for its approval in the manner set forth above with respect to the initial Plans and Specifications.  Tenant, in addition to the fees set forth below, shall reimburse Landlord for all actual reasonable costs and expenses, including all third party consultant costs, incurred by Landlord for the review and approval of the Plans and Specifications.

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45.3 Tenant’s Work shall be deemed to be “Substantially Completed” when the work shown on the  approved Plans and Specifications has been completed except for minor or insubstantial details of construction, mechanical adjustments, or finishing touches like plastering or painting, which items shall not adversely affect Tenant's conduct of its ordinary business activities in the Premises; and Tenant has not commenced business operations within the Premises.

45.4 Tenant shall have the right, in its sole discretion, to select the level of Landlord’s involvement in the bidding and performance of the Tenant’s Work as provided in one of clauses 45.4.1-3 below.  Following such selection, Tenant shall pay to Landlord, as Additional Rent, the applicable fee for the supervision of Tenant’s Work set forth in one of clauses 45.1.1-3 below:

45.4.1  Three percent (3%) fee of the total cost of Tenant’s Work if Landlord is responsible for the oversight of the bidding process, bid comparison, recommendations, selection of general contractors for bidding, oversight of the construction process and review of change orders and coordination with the project architect / engineer for the construction meetings on site and completion of the job.

45.4.2  Two percent (2%) fee of the total cost of Tenant’s Work if Landlord is responsible for all of the items in the  above scope other than the bidding process.

45.4.3  One percent (1%) fee of the total cost of the Tenant’s Work if Landlord is responsible for all of the items in the above scope other than (1) the bidding process and (2) coordination with the project architect /engineer for the construction meetings on site and completion of the job.

45.5  In addition to Landlord’s Contribution set forth above, Landlord shall provide Tenant with an improvement allowance equal to $6.50/RSF of the Expansion Premises (as defined below) (i.e., $95,829.50 based on 14,743 square feet (“Landlord’s Improvement Contribution”)), to be used by Tenant towards the cost of improvement work and the purchase and installation of FF&E within the Premises and the Expansion Premises, in accordance with the following:

45.5.1 Landlord, upon request from Tenant from time to time, shall remit a portion of the Landlord’s Improvement Contribution, in one or more installments up to an aggregate amount of $62,657.75 (equal to $4.25/RSF of the Expansion Premises) to Tenant if at the time each such payment is requested and due, provided that all of the following conditions are met at the time each such payment is requested and due:

45.5.1.1  No Event of Default is continuing; and

45.5.1.2  No mechanic’s lien has been filed against Landlord, Tenant, the Leased Premises, or the Building, which lien has not yet been discharged of record or otherwise bonded in accordance with applicable law; and

45.5.1.3  Tenant submits to Landlord all of the following documentation:

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45.5.1.3.1  A requisition for payment, provided, however, that Tenant shall submit such requisition for payment no more often than once monthly (and subject to the time constraints set forth above), and each such requisition shall cover services performed and materials supplied (for which no prior requests for payment have been made) for the period(s) preceding the month in which such submission is made; and

45.5.1.3.2  A certification by the architect engaged by Tenant or general contractor for the Initial Alterations stating that the portion of the work for which Tenant is applying for payment has been completed in accordance with the Plans and Specifications approved by Landlord and, to the architect’s knowledge or general contractor, all applicable laws (or, with respect to any FF&E, that such FF&E has been installed in the Premises or the Expansion Premises, as applicable); and

45.5.1.3.3  Itemized bills from Tenant’s architects, consultants, contractors, engineers, and suppliers for services performed and materials supplied for those portions of the work or the FF&E for which Tenant seeks payment and for which Tenant has not previously submitted a requisition (and where Tenant elects to be reimbursed, such bills shall have been marked “paid” by the architect, consultant, contractor, engineer, or supplier); and

45.5.1.3.4        Executed and acknowledged releases of lien in form and substance reasonably satisfactory to Landlord evidencing payment for any prior work or services performed and materials supplied for which Tenant previously applied for payment.

45.5.2  The progress payments shall be made, at Tenant’s option, either to:

45.5.2.1  Tenant’s architects, consultants, contractors, engineers, and suppliers engaged in the performance of the Initial Alterations for whom Tenant requests payment; or

45.5.2.2 Tenant, as reimbursement for the amounts paid by Tenant for such services and/or supplies.

45.5.3  The remainder of Landlord Contribution, equal to $33,171.75 (equal to $2.25/RSF of the Expansion Premises), shall be disbursed to Tenant upon September 1, 2019 so long as (i) no Event of Default is then existing and (ii) Tenant is occupying  the Expansion Premises and the Premises.

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46.       EXPANSION PREMISES

46.1     Provided that no Event of Default is then existing, as of September 1, 2019 (the “Expansion Commencement Date”), the definition of “Premises”, as set forth on the Reference Page, shall be modified to add Suite 200 of the Building, as more particularly depicted in Exhibit “E”, consisting of approximately 14,743 rentable square feet of space (the “Expansion Premises”).  Effective as of the Expansion Commencement Date, the Lease shall be modified as follows:

46.1.1 The “Premises” shall consist of approximately 22,069 rentable square feet of space located in Suites 200 and 250 of the Building;

46.1.2  The Tenant’s Proportionate Share shall be 33.53%; and

46.1.3 The Annual Rent and Monthly Installment of Rent shall be in accordance with  the rent schedule set forth on Exhibit “D-2”.

46.2     All other terms and conditions of the Lease shall remain the same except for the above-described changes.  Upon request by Tenant, Landlord shall enter into an amendment to the Lease further evidencing the above modifications; provided, that failure to enter into such amendment shall not negate the effect of such modification effective as of the Expansion Commencement Date.  Notwithstanding the foregoing, effective as of the Premises Expansion Date the terms of the Office Lease dated March, 2012 between Landlord’s and Tenant’s respective predecessors-in-interest with respect to the Expansion Premises (the “Existing Expansion Premises Lease”) shall be automatically terminated and of no further force or effect except for such terms thereof as may survive the termination of such Expansion Premises Lease by their express terms.  Until the Expansion Commencement Date, nothing set forth in this Lease shall affect the Existing Expansion Premises Lease and this Lease and the Existing Expansion Premises Leases shall constitute separate and independent legal obligations of Landlord and Tenant to each other until the Existing Expansion Premises Date.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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LANDLORD:	TENANT:

NORTHBROOK TC EQUITIES LLC	STRONGBRIDGE U.S., INC.
NORTHBROK 134 WEST 93 EQUITIES LLC
NORTHBROOK LEMAD EQUITIES LLC
NORTHBROOK CH EQUITIES LLC
NORTHBROOK CLINTON EQUITIES LLC
NORTHBROOK UK1 EQUITIES LLC
NORTHBROOK LOKEN LLC
NORTHBROOK HS DEVELOPMENT LLC
NORTHBROOK HS RK LLC
NORTHBROOK TEIDIF LLC
AS TENANTS IN COMMON

By:	/s/ Robert Kanter	By:	/s/ Robert Lutz

Print:		Print:

Title:		Title:

Date:		Date:

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EXHIBIT “A”

Premises

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT “B”

Initial Alterations/Tenant’s Work

EXHIBIT “C”

Rules and Regulations

1.         No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2.         If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.         Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.         The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom, but not the name of the Tenant.

5.         All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.  Landlord shall insure that any cleaning or janitorial service company shall have commercially reasonable insurance.

6.         Landlord will furnish Tenant free of charge with four keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.         If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8.         No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9.         Tenant shall not place a load upon any floor, which exceeds the load per square foot such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building.  Heavy objects shall, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.       Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

11        Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is an employee of Tenant or accompanied by an employee of Tenant, known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12.       Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

13.       The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

14.       Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

15.       Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

16.       Tenant shall not install, maintain or operate upon the Premises any vending machine.

17.       Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

18.       No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19.       Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20.       Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

21.       The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction form Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

22.       Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23.       These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

24.       Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit “C” stated and any additional rules and regulations which are adopted.

25.       Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

EXHIBIT “D-1”

RENT SCHEDULE

Year	Annual Minimum Rent	Monthly Minimum Rent
Year 1	$150,183.00	$12,515.25
Year 2	$153,846.00	$12,820.50
Year 3*	$157,509.00	$13,125.75
Year 4**	$161,172.00	$13,431.00
Year 5**	$164,835.00	$13,736.25

*    Amounts for Year 3 are only through Expansion Premises Commencement Date.

** Amounts for Years 4 and 5 are only if Expansion Premises Commencement Date does not occur.

EXHIBIT “D-2”

RENT SCHEDULE AFTER THE EXPANSION PREMISES COMMENCEMENT DATE

Year	Annual Minimum Rent	Monthly Minimum Rent
Year 4*	$485,518.00	$40,459.84
Year 5	$496,552.50	$41,397.38

*  Amount for Year 4 is from and after Expansion Premises Commencement Date.

EXHIBIT “E”

Expansion Premises